EXHIBIT 99.1

News Release

STANDEX INTERNATIONAL CORPORATION ☐ SALEM, NH 03079 ☐ TEL (603) 893-9701 ☐ FAX (603) 893-7324 ☐ WEB www.standex.com

Contact:

Thomas DeByle, CFO

(603) 893-9701

e-mail: InvestorRelations@Standex.com

Standex Announces New Management Appointments

Thomas DeByle Promoted to Chief Operating Officer

Ademir Sarcevic Joins as Chief Financial Officer and Treasurer

SALEM, NH – August 8, 2019… Standex International Corporation (NYSE:SXI) today announced that Chief Financial Officer Thomas DeByle is being promoted to Chief Operating Officer, a newly created position in the Company. Mr. DeByle will be succeeded by Ademir Sarcevic. Mr. Sarcevic will be joining Standex from Pentair plc where he has been serving as its Senior Vice President and Chief Accounting Officer. These appointments are effective September 9, 2019.

In his new role, Mr. DeByle will focus on implementing Standex’s strategic priorities and driving operational performance in the Company’s business segments. Prior to joining Standex, DeByle held senior level financial management positions at diversified industrial manufacturing companies including Ingersoll Rand, Actuant Corporation and Johnson Controls.

Mr. Sarcevic’s responsibilities will include external reporting, financial planning and analysis, treasury, tax, internal audit, information technology and risk management. Both will report directly to David Dunbar, Standex’s President and Chief Executive Officer.

“We are excited to announce these two significant management appointments which further position us to achieve our long-term goals for growth and profitability by leveraging our Value Creation System, scaling our growing businesses and continuing our portfolio transformation. Tom is uniquely qualified for this new role given his depth of knowledge of the Company, strategic insights and commitment to delivering results,” said President and Chief Executive officer David Dunbar.

“I am delighted to welcome Ademir to our leadership team. With over two decades of financial management experience in industrial businesses and demonstrated leadership ability, he will play an essential role as we build Standex into a focused industrial operating company,” Dunbar added.

Previously, Mr. Sarcevic held several senior financial roles at Pentair plc including Chief Accounting Officer and Chief Financial Officer for the Pentair Valves and Controls segment. Prior to that, he worked in several finance, controllership and audit roles at Eisai Inc. and Tyco International. Mr. Sarcevic holds a Master of International Management in Finance from the Thunderbird School of Global Management at Arizona State University as well as a Bachelor of Science in Finance and International Business from the University of Bridgeport.

About Standex

Standex International Corporation is a global, multi-industry manufacturer in five broad business segments: Food Service Equipment, Engineering Technologies, Engraving, Electronics, and Hydraulics. For additional information, visit the Company's website at http://standex.com/.

Safe Harbor Language

Statements in this news release include, or may be based upon, management's current expectations, estimates and/or projections about Standex's markets and industries. These statements are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may materially differ from those indicated by such forward-looking statements as a result of certain risks, uncertainties and assumptions that are difficult to predict. Among the factors that could cause actual results to differ are the impact of implementation of government regulations and programs affecting our businesses, unforeseen legal judgments, fines or settlements, uncertainty in conditions in the financial and banking markets, general domestic and international economy including more specifically economic conditions in the oil and gas market, the impact of foreign exchange, increases in raw material costs, the ability to substitute less expensive alternative raw materials, the heavy construction vehicle market, the ability to continue to successfully implement productivity improvements, increase market share, access new markets, introduce new products, enhance our presence in strategic channels, the successful expansion and automation of manufacturing capabilities and diversification efforts in emerging markets, the ability to continue to achieve cost savings through lean manufacturing, cost reduction activities, and low cost sourcing, effective completion of plant consolidations, successful completion and integration of acquisitions and the other factors discussed in the Annual Report of Standex on Form 10-K for the fiscal year ending June 30, 2018, which is on file with the Securities and Exchange Commission, and any subsequent periodic reports filed by the Company with the Securities and Exchange Commission. In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.